                                                                     EXHIBIT 5.1

                       [Letterhead of Balch & Bingham LLP]



                                  July 18, 2002



Wolverine Tube, Inc.
200 Clinton Avenue West
Suite 1000
Huntsville, Alabama  35801

         RE:      WOLVERINE TUBE, INC.
                  REGISTRATION STATEMENT ON FORM S-4
                  File No. 333-88742

Ladies and Gentlemen:

     We have acted as counsel to Wolverine Tube, Inc., a Delaware corporation (the "Company") and each subsidiary of the Company the name and jurisdiction of organization of which are set forth on Schedule 1 to this letter (the "Subsidiary Guarantors") in connection with the preparation of the above-referenced Registration Statement on Form S-4 and any amendments thereto (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") relating to the proposed exchange of up to $120,000,000 in aggregate principal amount of the Company's 10 1/2% Series B Senior Notes due 2009 (collectively, the "New Notes") for a like principal amount of the Company's issued and outstanding 10 1/2% Senior Notes due 2009 (collectively, the "Old Notes") pursuant to the Indenture, dated as of March 27, 2002 (the "Indenture"), among the Company, the Subsidiary Guarantors and Wachovia Bank, National Association (successor to First Union National Bank), as trustee, and as contemplated by the Registration Rights Agreement, dated as of March 22, 2002, by and among the Company and the signatories thereto. The Old Notes are, and the New Notes will be, guaranteed by the Subsidiary Guarantors (the "New Guarantees").

         We have been requested to furnish our opinion about certain matters regarding the securities being registered by the Registration Statement. In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture and the form of the New Notes included as Exhibit A to the Indenture (collectively, the "Documents"). We also have reviewed such matters of law and examined such corporate records and other certificates, agreements and documents as we have deemed relevant and necessary as a basis for the opinions expressed below.

         In our examination of the documents listed above, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the Documents against all parties thereto (other than the Company and the Subsidiary Guarantors in the case of the Indenture and the Company in the case of the New Notes), the authenticity of all documents

Wolverine Tube, Inc.
July 18, 2002
Page 2

submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements and other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.

         In expressing the opinions set forth below, we have relied upon the factual matters contained in the representations and warranties of the Company and the Subsidiary Guarantors made in any of the Documents and upon certificates of public officials and officers of the Company and the Subsidiary Guarantors. We also have assumed that the New Notes will be in the form of Exhibit A to the Indenture and any information omitted from such form and indicated as such by a blank space has been properly added.

         Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, we are of the opinion that:

         1. The New Notes to be issued under the Indenture have been duly authorized by the Company and, when issued, authenticated and delivered as provided in the Indenture and as contemplated by the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability of such obligations may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (iii) principles of commercial reasonableness.

         2. The New Guarantees have been duly authorized by each of the Subsidiary Guarantors and, when the New Notes are issued, authenticated and delivered with the New Guarantees affixed thereto in exchange for the Old Notes as provided in the Indenture and as contemplated by the Registration Statement, will constitute valid and binding obligations of each of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with their terms, except as enforceability of such obligations may be subject to
(i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (iii) principles of commercial reasonableness.

         In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.

         This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.
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Wolverine Tube, Inc.
July 18, 2002
Page 3


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus that is included in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations thereunder.

                                                 Very truly yours,

                                                 /s/ Balch & Bingham LLP

                                                 BALCH & BINGHAM LLP

                                                                      SCHEDULE 1

                              SUBSIDIARY GUARANTORS

                                                                                            JURISDICTION OF
                    NAME OF SUBSIDIARY                         TYPE OF ENTITY                 ORGANIZATION
---------------------------------------------------       ------------------------          ----------------
Small Tube Manufacturing Corporation...............           Corporation                       Delaware

STPC Holding, Inc..................................           Corporation                       Delaware

TF Investor, Inc...................................           Corporation                       Delaware

Tube Forming, L.P..................................       Limited Partnership                   Delaware

Tube Forming Holdings, Inc.........................           Corporation                       Delaware

Wolverine China Investments, LLC...................        Limited Liability                    Delaware
                                                                Company

Wolverine Finance Company..........................           Corporation                       Tennessee

Wolverine Joining Technologies, Inc................           Corporation                       Delaware

                                                                         ANNEX I


                              DEWEY BALLANTINE LLP

                           1301 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6092
                        TEL 212 259-8000 FAX 212 259-6333



                                  July 18, 2002


Balch & Bingham LLP
1901 Sixth Avenue North
Birmingham, Alabama  35203

         Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special counsel to Wolverine Tube, Inc. (the "Company") in connection with the Registration Statement on Form S-4 (Registration Statement No. 333-88742) (the "Registration Statement") relating to an offer to exchange (the "Exchange Offer") $120,000,000 aggregate principal amount of the Company's 10 1/2% Series B Senior Notes due April 1, 2009, guaranteed by the Guarantors (as hereinafter defined), which are being registered under the Securities Act of 1933, as amended (the "Exchange Securities"), for the Company's existing 10 1/2% Senior Notes due 2009 (the "Old Securities"). The Old Securities were issued, and the Exchange Securities will be issued, pursuant to the Indenture (the "Indenture") dated as of March 27, 2002 among the Company, the Guarantors signatory thereto (the "Guarantors") and First Union National Bank, as trustee (the "Trustee"). The terms of the Exchange Securities to be issued will be substantially identical to the Old Securities, except for certain transfer restrictions and registration rights relating to the Old Securities.

         We have examined the Registration Statement, the Exchange Securities and the Indenture, which has been filed with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company and its subsidiaries.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the documents we have examined have been duly authorized,

Balch & Bingham LLP
July 18, 2002
Page 2




executed and delivered by each party thereto, that each party to such documents is validly existing and in good standing under the laws of all jurisdictions where it is conducting business or otherwise is required to be so qualified, and has full power and authority and all necessary consents and approvals to execute, deliver and perform its obligations under such documents. We further have assumed that the Indenture is the valid and binding obligation of the Trustee.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, when the Exchange Securities are issued, executed, authenticated and delivered in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be valid and binding obligations of the Company and the Guarantors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors' rights generally and to general equity principles (regardless of whether enforcement is sought in law or equity).

         We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

         This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.


                                               Very truly yours,


                                               /S/ DEWEY BALLANTINE LLP